UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2018

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2018, Monmouth Real Estate Investment Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Credit Agreement (the “Facility”) with Bank of Montreal, as L/C Issuer, Administrative Agent and Lender (“BMO”), JP Morgan Chase Bank, N.A., as Lender (“JPMorgan”), and Royal Bank of Canada, as Lender (“RBC”), whereby the Second Amendment decreases the Capitalization Rate defined in the Facility from 7.0% to 6.5%.

Availability under the Facility is limited to 60% of the value of the borrowing base properties. The value of the borrowing base properties is determined by applying a capitalization rate to the Net Operating Income (“NOI”) generated by our unencumbered, wholly-owned industrial properties. The value of the borrowing base properties is determined by applying a 6.5% capitalization rate to the NOI generated by the Company’s unencumbered, wholly owned industrial properties Borrowings under the Facility, will, at the Company’s election, either i) bear interest at LIBOR plus 140 basis points to 220 basis points, depending on our leverage ratio, or ii) bear interest at BMO’s prime lending rate plus 40 basis points to 120 basis points, depending on our leverage ratio. The Company’s current borrowings are less than 60% of the value of the borrowing base properties and based on the Company’s current leverage ratio, borrowings under the Facility bear interest at LIBOR plus 170 basis points. If the Company receives a credit rating from two rating agencies of at least BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch, and satisfies certain conditions, the Company may elect that borrowings under the Facility will bear interest either at BMO’s prime lending rate plus 0 basis points to 55 basis points, depending on the Company’s credit ratings, or LIBOR plus 87.5 basis points to 155 basis points, depending on the Company’s credit ratings (the “investment grade credit rating interest election”).

In addition, the Company incurs a commitment fee on the average daily unadvanced portion of the total amount committed under the Facility at a rate of 0.25% per annum if average daily borrowings under the Facility are equal to or greater than 50% of the commitment then in effect, or 0.35% per annum if average daily borrowings under the Facility are less than 50% of the commitment then in effect, which fee will be payable quarterly based on outstanding borrowings and the unadvanced portion of the total amount committed under the Facility during the applicable quarter. If the Company has made the investment grade credit rating interest election described above, the Company will incur a facility fee on the average daily amount committed under the Facility, whether or not in use, at a rate of 0.125% per annum to 0.30% per annum, depending on the Company’s credit ratings, payable quarterly.

Affiliates of RBC, BMO, and JPMorgan have, from time to time, performed, and may in the future perform, various financial advisor, investment banking and general financing services for the Company, for which they have received, and will receive, customary fees and expenses.

The description of the amended Facility is qualified by reference to the complete Second Amendment to Credit Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated March 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated: March 23, 2018	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer and Chief Accounting Officer